UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 5, 2016

INNERSCOPE ADVERTISING AGENCY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-209341	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2281 Lava Ridge Court, Suite 130 Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 5, 2016, Innerscope Advertising Agency, Inc. (“we,” “us,” or “the Company”) along with Mark Moore (“Mark”, the Company’s chairman), Matthew Moore (“Matthew”, the Company’s Chief Executive Officer) and Kim Moore (“Kim”, the Company’s Chief Financial Officer) entered into a Store Expansion Consulting Agreement (the “Expansion Agreement”) with Helix Hearing Care (California), Inc., a California corporation (“Helix”). Whereas, Helix acquired substantially all of the assets of Moore Family Hearing Company, Inc. (“MFHC”) and whereas, MFHC is a related party and affiliate of the Company. Mark, Matthew and Kim are herein referred to collectively as the Moores. Pursuant to the Expansion Agreement, the Company and the Moores will be responsible to Helix for all physical plant and marketing details of the Helix retail locations during the initial term of the six-month Agreement, in the Northern California area.

Also on August 5, 2016, the Company and the Moores entered into a Consulting Agreement (the “Consulting Agreement”) with Helix. Under the Consulting Agreement, including the Non-Compete provision covering a ten mile radius of any Helix retail store, the Company and the Moores will provide unlimited licensing of Intela-Hear brand name to Helix, exclusive access to the Aware aural rehab program within 10 miles of Helix retail stores, exclusive territory of all services within 10 miles of Helix retail stores and 40 hours per month of various consulting services. The Consulting Agreement continues until January 31, 2019, unless terminated for cause, as defined in the Consulting Agreement.

The foregoing is only a summary of the material terms of the Expansion Agreement and Consulting Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.

Effective April 1, 2013, the Company and MFHC entered into a Marketing Agreement, as disclosed in the Company’s Registration Statement on Form S-1, filed as Exhibit 10.2 with the Securities and Exchange Commission on February 2, 2016. On August 5, 2016, MFHC and the Company agreed to amend the Marketing Agreement as a result of the sale by MFHC of substantially all of their assets to Helix. Accordingly, the Company will be receiving approximately $3,200 per month from MFHC, compared to $64,000 per month previously.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innerscope Advertising Agency, Inc.

Date: August 11, 2016	By:	/s/ Matthew Moore
Matthew Moore Chief Executive Officer